Exhibit 12


                       Statement re: Computation of Ratios


                            MARVEL ENTERPRISES, INC.


                     RATIO OF EARNINGS TO FIXED CHARGES AND
      RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

                      NINE MONTHS ENDED SEPTEMBER 30, 1999



Fixed Charges and Preference Dividends:


Interest Expense - Gross                                   24,193

Interest on Rent Expense                                      661
                                                     -------------

   Total Fixed Charges                                     24,854

Preference Stock Dividends                                 10,558
                                                     -------------

Total Fixed Charges and Preference Dividends               35,412
                                                     =============


Earnings:

Pretax (Loss)                                            (13,114)

Fixed Charges                                              24,854
                                                     -------------

   Total Earnings before Preference Dividend               11,740
   Dividends

Preference Dividends                                       10,558
                                                     -------------

Total Earnings                                             22,298
                                                     =============


Ratio of Earnings to Fixed Charges                              -
                                                     =============


Ratio of Earnings to Combined Fixed
Charges and Preference Dividends                                -
                                                     =============





For the purposes of the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preference dividends, earnings were calculated by adding pretax income (loss), interest expense, the portion of rents representative of an interest factor and, in the latter ratio, preference dividends. Fixed charges consist of interest expense and the portion of rents representative of an interest factor. During the nine months ended September 30, 1999, (i) earnings were insufficient to cover fixed charges and the dollar amount of the coverage deficiency was $13.1 million and (ii) earnings were insufficient to cover combined fixed charges and preference dividends and the dollar amount of the coverage deficiency was $13.1 million.





                                     Page 2